===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                  Universal Stainless & Alloy Products, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

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Notes:

                                    (LOGO)
                   UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.
                                600 Mayer Street
                        Bridgeville, Pennsylvania 15017

April 15, 1998

Dear Stockholders:

You are cordially invited to attend the 1998 Annual Meeting of Stockholders of Universal Stainless & Alloy Products, Inc., to be held at 10:00 a.m., local time, on Wednesday, May 20, 1998, at the Southpointe Golf Club, Canonsburg, Pennsylvania 15317. The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe the matters to be acted upon at the Meeting. Please review them carefully.

YOUR VOTE IS IMPORTANT. Whether or not you personally plan to attend the Meeting, please take a few moments now to sign, date and return your proxy in the enclosed postage-paid envelope. Regardless of the number of shares you own, your presence by proxy is important to establish a quorum, and your vote is important for proper corporate governance.

Thank you for your interest in Universal Stainless & Alloy Products, Inc.

Sincerely,

/s/ Clarence M. McAninch

Clarence M. McAninch
President and Chief Executive Officer

                                    (LOGO)
                   UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.
                                600 Mayer Street
                        Bridgeville, Pennsylvania 15017

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 20, 1998

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Universal Stainless & Alloy Products, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, May 20, 1998, at 10:00 a.m., local time, at the Southpointe Golf Club, Canonsburg, Pennsylvania 15317, for the following purposes:

1) To elect five persons to the Board of Directors to hold office until the 1999 Annual Meeting of Stockholders;

2) To ratify the appointment by the Board of Directors of the firm of Price Waterhouse LLP as independent auditors for the year ending December 31, 1998; and

3) To transact such other business as may properly come before the Annual Meeting and any adjournment or adjournments thereof.

Stockholders entitled to notice of and to vote at the Annual Meeting shall be determined as of the close of business on March 27, 1998, the record date fixed by the Board of Directors for such purpose. A list of persons who were stockholders as of that time and date will be available at the Annual Meeting and, during the ten days prior to the Annual Meeting, at the Company's principal office. Those persons may vote in person or by proxy.

A Proxy Statement and form of proxy are enclosed herewith. The Annual Report to the stockholders of the Company for the year ended December 31, 1997, including financial statements, is enclosed, but is not part of the proxy solicitation materials. Whether you are able or not to attend the Annual Meeting in person, you are urged to sign, date and return the enclosed proxy promptly in the enclosed addressed envelope that requires no postage if mailed within the United States. If you attend the Annual Meeting in person, you may revoke your proxy and vote your shares at the Annual Meeting.

By Order of the Board of Directors,

/s/ Paul A. McGrath

Paul A. McGrath
Director Employee Relations, General Counsel, and Secretary

Bridgeville, Pennsylvania
April 15, 1998

  YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. PLEASE FILL IN, SIGN
   AND RETURN THE ENCLOSED FORM OF PROXY IN THE ENCLOSED PREPAID ENVELOPE AS
                             PROMPTLY AS POSSIBLE.

                                                                 APRIL 15, 1998

                  UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.
                               600 MAYER STREET
                        BRIDGEVILLE, PENNSYLVANIA 15017
                            ----------------------
                                PROXY STATEMENT
        FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 20, 1998
                            ----------------------
                              GENERAL INFORMATION

This Proxy Statement and the accompanying form of proxy are being furnished in connection with the solicitation by the Board of Directors of Universal Stainless & Alloy Products, Inc., a Delaware corporation (the "Company"), of proxies to be voted at the Annual Meeting of Stockholders to be held at the Southpointe Golf Club, Canonsburg, Pennsylvania 15317, on May 20, 1998, at 10:00 a.m., local time, and at any adjournment or adjournments thereof (the "Annual Meeting"). The close of business on March 27, 1998, has been fixed as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting. At the close of business on March 27, 1998, the Company had outstanding 6,311,156 shares of Common Stock, $.001 par value per share (the "Common Stock") and held by approximately 218 holders of record. The holders of Common Stock are entitled to one vote per share. This Proxy Statement and form of proxy will be first sent or given to the stockholders on or about April 15, 1998.

The cost of solicitation of proxies in the accompanying form will be borne by the Company, including expenses incurred in connection with the preparation and mailing of the Proxy Statement. The solicitation will be by mail and may also be made personally and by telephone by directors, officers and employees of the Company, without any compensation, other than their regular compensation as directors, officers or employees. Arrangements will be made with brokerage houses, banks and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of the Common Stock, and the Company will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

The purpose of the Annual Meeting is: (i) to elect five persons to the Board of Directors until the 1999 Annual Meeting of Stockholders; (ii) to ratify the appointment by the Board of Directors of Price Waterhouse LLP as the independent auditors of the Company for the year ending December 31, 1998; and
(iii) to transact such other business as may properly come before the Annual Meeting and any adjournment or adjournments thereof.

The Company is not aware at this time of any other business to be acted upon at the Annual Meeting. However, if any other business properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote on those matters with their best judgment.

Proxies are solicited by the Board of Directors of the Company to provide every stockholder an opportunity to vote on all matters scheduled to come before the Annual Meeting, whether or not the stockholder attends the Annual Meeting in person. The execution of a proxy will not affect a stockholder's right to attend the Annual Meeting and vote in person. A stockholder who executes a proxy may revoke it at any time before it is exercised by giving written notice to the Secretary, by appearing at the Annual Meeting and so stating, or by submitting another duly executed proxy bearing a later date. No appraisal rights exist for any action proposed to be taken at the Annual Meeting.

The holders of a majority of the outstanding shares of Common Stock must be present in person or by proxy at the Annual Meeting to constitute a quorum for the purpose of transacting business at the Annual Meeting. The affirmative vote of a plurality of the shares of Common Stock represented in person or by proxy at the Annual Meeting is required for the election of Directors. All shares of Common Stock represented by valid proxies received pursuant to this solicitation and not revoked will be voted in accordance with the choices specified. If no specification is made, signed proxies will be voted "FOR" the election of the Director nominees listed below and approval of the other proposal set forth in the Notice of Annual Meeting of the Stockholders of the Company.

Since the proxy confers discretionary authority to vote upon other matters that properly may come before the Annual Meeting, shares of Common Stock represented by signed proxies returned to the Company will be voted in accordance with the judgment of the person or persons voting the proxies on any other matters that properly may be brought before the Annual Meeting. If a stockholder wishes to give a proxy to someone other than those designated on the proxy card, he or she may do so by crossing out the names of the designated proxies and by then inserting the name or names of other persons. The signed proxy card should be presented at the Annual Meeting by the person(s) representing the stockholder.

Abstentions are counted in tabulations of the votes cast by stockholders on each proposal (other than with regard to the election of Directors) and will have the effect of a negative vote. Brokers who hold shares in street name for customers have the authority to vote only on certain routine matters in the absence of instruction from the beneficial owners. A broker non-vote occurs when the broker does not have the authority to vote on a particular proposal. Under applicable Delaware law, broker non-votes will not be counted for purposes of determining whether any proposal (other than with regard to the election of Directors) has been approved.

With regard to the election of Directors, votes may be cast in favor or withheld; votes that are withheld and broker non-votes will be excluded entirely from the vote and will have no effect.

A copy of the Company's Annual Report is being provided to each stockholder of the Company along with this Proxy Statement. Additional copies of the Annual Report or the Company's Annual Report on Form 10-K for the year ended December 31, 1997, may be obtained without charge by writing to Universal Stainless & Alloy Products, Inc., 600 Mayer Street, Bridgeville, Pennsylvania 15017,
Attention: Secretary.

                                PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

The Company's Board of Directors consists of five Directors, the current term of each of whom will expire at the conclusion of the Annual Meeting. Each nominee for Director, named below, has consented to being named as a nominee and has agreed to serve as a Director if elected. If elected, each Director will serve for a term of one year or until the next annual stockholders meeting. However, if any of the nominees are not available for election at the time of the Annual Meeting, discretionary authority will be exercised to vote for a substitute or substitutes, unless the Board of Directors chooses to reduce the number of Directors. Management is not aware of any circumstances that would render any nominee for Director named herein unavailable.

Each nominee for Director that is currently serving on the Company's Board of Directors was elected to his present term of office at the 1997 Annual Meeting. The names and biographies of the persons who have been nominated to stand for election at the 1998 Annual Meeting of Stockholders appear below.

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF MESSRS.
                   DUNN, KEANE, MCANINCH, TOLEDANO AND WISE.

The following information with respect to each nominee and executive officer of the Company has been furnished to the Company by such nominee or executive officer. The ages of the nominees and executive officers are as of March 31, 1998.

NOMINEES FOR ELECTION AS DIRECTORS

CLARENCE M. MCANINCH, 62, has been President and Chief Executive Officer and a Director of the Company since July 1994. Mr. McAninch served as Vice President, Sales and Marketing, of the Stainless and Alloy Products Division of Armco Inc. from 1992 to 1994.

DOUGLAS M. DUNN, 55, has been a Director of the Company since May 1997. Mr. Dunn has been Dean of the Graduate School of Industrial Administration, Carnegie Mellon University, since July 1996. Prior to July 1996 Mr. Dunn was employed by AT&T for 26 years, most recently serving as Vice President of Visual Communications and Multimedia Strategy. Mr. Dunn holds a Ph.D. in Business Statistics from the University of Michigan and an MBA and BA from the Georgia Institute of Technology. Mr. Dunn is a Board member of Fisk University, the Greater Pittsburgh Chamber of Commerce, and the Boy Scouts of America.

GEORGE F. KEANE, 68, has been a Director of the Company since October 1994. Mr. Keane has been Chairman of the Board of Trigen Energy Corporation, a public company listed on the New York Stock Exchange, since July 1996. Mr. Keane was the founding Chief Executive Officer of the Common Fund and served in that capacity from 1971 until 1993. Mr. Keane has been the President of Endowment Advisers, Inc., since 1988. From 1993 to 1996, Mr. Keane served as President Emeritus and Senior Investment Advisor of both the Common Fund and Endowment Advisers, Inc. Mr. Keane currently serves on several other boards, including as a Director, Global Pharmaceutical Corporation, a generic pharmaceutical manufacturing company since April 1995; United Water Works since January 1997; and, Bramwell Funds, Inc., since August 1994, and as a Trustee, Nicholas-Applegate Investment Trust since January 1993; and Northern Trust Company of Connecticut since 1991.

UDI TOLEDANO, 47, has been a Director of the Company since July 1994. Mr. Toledano has been the President of Andromeda Enterprises, Inc., a private investment company, since December 1993. Prior to that, he was the President of CR Capital Inc., a private investment company, for more than five years. He has been an advisor to various public and private corporations, none of which competes with the Company. Since May 1996, Mr. Toledano has been a Director of Alyn Corporation, an advanced composite material company, and since January 1997 its Chairman of the Board. Since May 1996, Mr. Toledano has been a Director of HumaScan Inc., a medical device company, and since April 1995, he has been a Director of Global Pharmaceutical Corporation, a generic pharmaceutical manufacturing company.

D. LEONARD WISE, 63, has been a Director of the Company since October 1994. Mr. Wise served as the President and Chief Executive Officer of Carolina Steel Corporation from October 1994 to March 1997. From 1988 to 1991, he served as a Director, and from 1990 to 1991, as the Vice Chairman and subsequently as the Chairman and Chief Executive Officer of a corporation now known as WHX Corp., a company listed on the New York Stock Exchange. Mr. Wise has also served as the President and a Director of Slater Industries, Inc., an international specialty steel and metals producing company, listed on the Toronto Stock Exchange, from 1986 to 1990.

     UNLESS INDIVIDUAL STOCKHOLDERS SPECIFY OTHERWISE, EACH RETURNED PROXY
       WILL BE VOTED "FOR" THE ELECTION TO THE BOARD OF DIRECTORS OF THE
               COMPANY OF EACH OF THE FIVE NOMINEES NAMED ABOVE.

ADDITIONAL EXECUTIVE OFFICERS

DANIEL J. DECOLA, SR., 45, has been Vice President, Operations, since July 1994 and a Director of the Company from July 1994 to May 1997. Mr. DeCola held management positions at the Armco Stainless and Alloy Products Division, including serving as plant superintendent, from 1992 to 1994. Mr. DeCola is not a Director of the Company and is not a nominee for election to the Company's Board of Directors at the Annual Meeting.

PAUL A. MCGRATH, 46, has been General Counsel and Director of Employee Relations since January 1995 and was appointed Secretary in May 1996. Prior thereto, he was employed by Westinghouse Electric Corporation for approximately 24 years in various management positions. Mr. McGrath is not a Director of the Company and is not a nominee for election to the Company's Board of Directors at the Annual Meeting.

RICHARD M. UBINGER, 38, has been Chief Financial Officer and Principal Accounting Officer of the Company since August 1994, and was appointed Assistant Secretary in November 1995 and Treasurer in May 1996. From 1981 to 1994, Mr. Ubinger was employed by Price Waterhouse LLP in its audit department, and he served in the capacity of Senior Manager for Price Waterhouse LLP since 1990. Mr. Ubinger is a Certified Public Accountant. Mr. Ubinger is not a Director of the Company and is not a nominee for election to the Company's Board of Directors at the Annual Meeting.

THE BOARD OF DIRECTORS

The Board of Directors of the Company held four (4) meetings during the 1997 fiscal year. During the 1997 fiscal year, there were no meetings of any of the Committees of the Board of Directors, except as noted below. Each director attended at least 75% of the aggregate meetings of the Board of Directors and Committees of which he was a member.

COMMITTEES OF THE BOARD OF DIRECTORS

The standing Committees of the Board of Directors are the Audit Committee and Compensation Committee. There is no standing nominating committee for Directors.

The Audit Committee currently consists of Mr. Keane as Chairman, and Messrs. Dunn, Toledano and Wise. The Audit Committee reviews, with the Company's independent auditors, the scope and timing of their audit services and any other services they are asked to perform, the auditors' report on the Company's financial statements following completion of their audit, and the Company's policies and procedures with respect to internal accounting and financial controls. In addition, the Audit Committee makes annual recommendations to the Board of Directors for the appointment of independent auditors for the ensuing year. The Audit Committee held two (2) meetings during 1997.

The Compensation Committee currently consists of Mr. Toledano as Chairman, and Messrs. Dunn, Keane, McAninch and Wise. The Compensation Committee reviews and authorizes the compensation and benefits of all officers of the Company, except the President (Mr. McAninch), reviews general policy matters relating to compensation and benefits of employees of the Company, and, along with the Board of Directors, administers the Company's 1994 Stock Incentive Plan (the "1994 Plan"). A sub committee of the Compensation Committee currently consists of Mr. Toledano as Chairman and Messrs. Dunn, Keane and Wise. The sub committee reviews and authorizes compensation and benefits for the President (Mr. McAninch) and stock options to be granted to Officers of the Company. The Compensation Committee held three (3) meetings during 1997.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee currently consists of Messrs. Toledano, Dunn, Keane, McAninch and Wise. Mr. McAninch is the President and Chief Executive Officer of the Company.

DIRECTOR COMPENSATION

Members of the Board of Directors of the Company who are employed by the Company presently receive no additional remuneration for acting as Directors. The Company will compensate its non-employee Directors at the rate of $15,000 per year (formerly $10,000 per year), plus $1,000 for each meeting of the Board of Directors attended. In addition, the Company reimburses Directors for reasonable out-of-pocket expenses incurred by them in connection with their attendance at Board of Directors and Committee meetings.

Certain members of the Board of Directors of the Company are also eligible for the grant of options under the 1994 Stock Incentive Plan (the "1994 Plan"). The Board amended the 1994 Plan to reduce the number of shares subject to the option granted annually to Directors who are not employees of the Company and do not own in excess of 5% of outstanding Common Stock ("Eligible Directors"). Beginning with the 1998 Annual Meeting, Eligible Directors will be granted an option to purchase 10,000 shares of Common Stock (rather than 20,000) on the first business day following each annual meeting of stockholders of the Company. The per share exercise price will be equal to the fair market value of a share of Common Stock on the date the option is granted. Options granted to Eligible Directors will vest in three annual installments of 33%, 66% and 100%, respectively beginning on the grant date and on the two successive anniversaries thereof. Options granted to Eligible Directors will expire 10 years from the option grant date. All the current directors who are not employees of the Company are Eligible Directors.

If a non-employee Director ceases to serve as a Director of the Company, the options that have been previously granted to that director and that are vested as of the date of such cessation may be exercised by the director after the date that director ceases to be a director of the Company. If a non-employee director dies while a Director of the Company, the options that have been previously granted to that Director and that are vested as of the date of his or her death may be exercised by the administrator of the Director's estate, or by the person to whom those options are transferred by will or the laws of descent and distribution. In no event, however, may any option be exercised after the expiration date of such option. Messrs. Keane and Wise have each received grants of options to purchase 80,000 shares of Common Stock of the Company since December 1994. Messrs. Dunn and Toledano have each received grants of options to purchase 20,000 shares of Common Stock of the Company since May 1997.

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of shares of Common Stock of the Company, as of March 27, 1998, except as noted below, by (i) each stockholder known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock,
(ii) each Director of the Company, (iii) each of the named executive officers of the Company, and (iv) all Directors and officers as a group. Except as otherwise indicated, the Company has been advised that each of the beneficial owners of Common Stock listed below, based on information furnished by such owners, has sole investment and voting power with respect to the shares of Common Stock attributed to such owner below, subject to community property laws where applicable.

                                                BENEFICIAL OWNERSHIP (1)
NAME                                        NUMBER OF SHARES PERCENT OF TOTAL
----                                        ---------------- ----------------
Bear Stearns Asset Management Inc. (2)          473,200            7.50%
Daniel J. DeCola, Sr. (3)                       254,726            4.04%
Douglas M. Dunn (3)(4)                           13,300            *
George F. Keane (3)(4)(5)                        68,100            1.07%
Clarence M. McAninch (3)(6)                     267,126            4.22%
Paul A. McGrath (3)(6)                           11,800            *
J & W Seligman & Co. Incorporated (7)(8)        388,765            6.16%
Udi Toledano (3)(4)(9)                          263,028            4.16%
Richard M. Ubinger (3)(6)                        16,550            *
Warburg Pincus Asset Management, Inc. (11)      701,700           11.12%
Wellington Management Co., LLP (12)(13)         565,000            8.95%
D. Leonard Wise (3)(4)                           64,100            1.01%
All Officers and Directors as a Group
 (8 Persons)(14)                                958,732           14.74%

-----------------

*    Less than 1%.

(1) For purposes of this table, "beneficial ownership" is calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(2) Address is 575 Lexington Avenue, New York, New York 10167. Information (except for "Percent of Total") is based solely on the schedule 13-G dated February 19, 1998 as provided by Bear Stearns Asset Management Inc.

(3) Address is c/o Universal Stainless & Alloy Products, Inc., 600 Mayer Street, Bridgeville, Pennsylvania 15017.

(4) Includes options to purchase 63,100 shares of Common Stock for each of Messrs. Keane and Wise, and 13,300 shares of Common Stock for each of Messrs. Dunn and Toledano that have vested under options granted pursuant to the Company's 1994 Stock Incentive Plan.

(5) Shares of Common Stock are owned by the Keane Family Trust, a living trust, of which Mr. Keane and his wife are sole trustees, and the survivor of them is the beneficiary.

(6) Includes options to purchase 12,500, 11,500 and 16,250 shares of Common Stock for Messrs. McAninch, McGrath and Ubinger, respectively that have vested through January 1998 under options granted pursuant to the Company's 1994 Stock Incentive Plan.

(7)  Address is 100 Park Avenue, New York, New York 10017.

(8) J & W. Seligman & Co. Incorporated (JWS), as investment adviser for Seligman Value Fund Series, Inc.--Seligman Small-Cap Value Fund (the
     Fund), may be deemed to beneficially own the shares reported herein by the Fund. Accordingly, the shares reported include those shares of Common Stock of the Company separately held by the Fund. William C. Morris, as the owner of a majority of the outstanding voting securities of J. & W. Seligman & Co. Incorporated (JWS), may be deemed to beneficially own the shares reported herein by JWS. Accordingly, the shares reported herein by William C. Morris include those shares separately reported herein by JWS. Information (except for "Percent of Total") is based solely on the schedule 13G dated February 13, 1998 as provided by J. & W. Seligman & Co. Incorporated.

(9) Includes shares of Common Stock of the Company owned by Mr. Toledano's wife and a certain trust for the benefit of their minor children.

(10) Address is 466 Lexington Avenue, New York, New York 10017.

(11) Warburg Pincus Asset Management, Inc. (Warburg) serves as Investment Advisor and has sole power to vote 387,000 shares and shared power to vote 314,700 shares. Warburg has sole power to dispose of all the shares reported. Information (except for "Percent of Total") is based on the
     Schedule 13G dated January 12, 1998 as provided by Warburg Pincus Asset Management, Inc.

(12) Address is 75 State Street, Boston, Massachusetts 02109.

(13) Wellington Management Co., LLP (WMC) in its capacity as investment advisor, may be deemed to beneficially own the shares reported herein which are held of reward by clients of WMC. WMC has shared power to vote 155,000 shares and shared power to dispose of 565,000 shares. Information (except for "Percent of Total") is based solely on the schedule 13G dated January 17, 1998 as provided by Wellington Management Co. LLP.

(14) Includes options to purchase 193,050 shares of Common Stock.

                            EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

The following table provides certain summary information concerning compensation paid or accrued by the Company and its subsidiaries, to or on behalf of the Company's Chief Executive Officer and each of the four most highly compensated executive officers of the Company (hereinafter referred to as the named executive officers) for each of the three consecutive years ended December 31, 1997:

                        SUMMARY COMPENSATION TABLE (1)

                                                 ANNUAL COMPENSATION
                                        -------------------------------------
                                                                                  LONG-TERM
                                                                                COMPENSATION
                                                                              -----------------
                                                               OTHER ANNUAL   AWARDS SECURITIES    ALL OTHER
                                                             COMPENSATION ($)    UNDERLYING     COMPENSATION ($)
NAME AND PRINCIPAL POSITION    YEAR     SALARY ($) BONUS ($)       (2)         OPTIONS (#) (3)        (4)
-----------------------------  ----     ---------- --------- ---------------- ----------------- ----------------
Clarence M. McAnich            1997      192,000    90,000        7,110            25,000            15,215
 President and CEO             1996      184,517    50,000        7,110                              15,215
                               1995      168,080    18,000        4,761                              15,215
Bradford C. Bowman             1997      175,000                                                        960
 Chief Operating Officer       1996 (5)   29,364    10,000                         40,000
                               1995
Daniel J. DeCola, Sr.          1997      134,000    10,000          905                               2,775
 Vice President, Operations    1996      134,001                  1,773                               4,515
                               1995      128,153    13,400        1,187                               4,515
Paul A. McGrath                1997       78,841    45,000                         18,000               960
 Director, Employee Relations  1996 (6)
 General Counsel and           1995 (6)
  Secretary
Richard M. Ubinger             1997      102,935    45,000                         20,000               960
 Chief Financial Officer,      1996       87,402    35,000                                              960
 Principal Accounting Officer  1995       81,058    26,000                         20,000               960
  And Treasurer

-----------------
(1) As to the columns omitted, the answer is none.

(2) The amounts represent reimbursement for the payment of taxes of Messrs. McAninch and DeCola related to life insurance policies in which the beneficiaries are their respective spouses. The dollar value of perquisites paid to each of the named executive officers does not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the named executive officer.

(3) Represents securities, underlying options, granted under the 1994 Stock Incentive Plan, as amended.

(4) For 1997, represents (i) contributions to the Company's 401(k) retirement plan of $960 for Messrs. McAninch, Bowman, DeCola, McGrath and Ubinger, respectively; (ii) value of life insurance premiums paid by the Company for term life insurance of $14,255 for Mr. McAninch and $1,815 for Mr. DeCola. For 1996 and 1995, represents (i) contributions to the Company's 401(k) retirement plan of $960 for Messrs. McAninch, DeCola and Ubinger, respectively; and (ii) the value of life insurance premiums paid by the Company for term life insurance of $14,255 for Mr. McAninch and $3,555 for Mr. DeCola.

(5) Mr. Bowman joined the Company as Chief Operating Officer on October 15, 1996 at an annual salary of $175,000. Mr. Bowman resigned by letter dated January 14, 1998.

(6) Mr. McGrath's compensation in 1996 and 1995 was less than $100,000 and has been omitted.

STOCK OPTIONS

The following table contains information concerning the grant of stock options for the fiscal year ended December 31, 1997 to the named executive officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

INDIVIDUAL GRANTS

                                    % OF TOTAL
                                      OPTIONS
                                    GRANTED TO     EXERCISE OR                  GRANT DATE
                        OPTIONS    EMPLOYEES IN    BASE PRICE                     PRESENT
NAME                  GRANTED (1) FISCAL YEAR (2) PER SHARE (3) EXPIRATION DATE  VALUE (4)
----                  ----------- --------------- ------------- --------------- -----------
Clarence M. McAninch    25,000         18.45%         12.25         5/22/07      $183,854
Paul A. McGrath         18,000         13.28%          9.88         1/20/07      $106,710
Richard M. Ubinger      20,000         14.76%          9.88         1/20/07      $118,567

-----------------

(1) Options granted under the 1994 Plan during fiscal 1997. Options are granted at fair market value at date of grant. Each option has a maximum term of 10 years, subject to earlier termination in the event of the optionee's termination of employment with the Company. Options granted to Mr. McAninch will vest in a series of two (2) equal and successive annual installments with the first installment vesting one year from the grant date. Options granted to Messrs. McGrath and Ubinger will vest in a series of four (4) equal and successive annual installments with the first installment vesting one year from the grant date.

(2) Option to purchase a total of 135,500 shares of Common Stock were granted to employees, including executive officers, for the fiscal year ended December 31, 1997.

(3) The exercise price may be paid in cash, in shares of Common Stock valued at fair market value on the exercise date or in a combination of cash and stock. The Compensation Committee (the "Committee") may permit payment of all or part of applicable withholding taxes due upon exercise of the option by withholding of shares, valued at the fair market value of the Company's Common Stock on the date of exercise, otherwise issuable upon exercise of the option. The Committee may also grant options in exchange for the cancellation of options previously granted and the purchase price of shares subject to such new options, which will be as determined by the Committee, and may be lower than the exercise price of the canceled options.

(4) Represents grant date valuation computed under the Black-Scholes option pricing model adapted for use in valuing stock options. The actual value, if any, that may be realized will depend on the excess of the stock price over the exercise price on the date the option is exercised, so there can be no assurance that the value realized will be at or near the value estimated by the Black-Scholes model. Grant date values were determined based in part on the following assumptions: risk-free rate of return of 6%, no dividend yield, time of exercise of 5 years, and annualized volatility of 65% (based on historical stock prices since December 14, 1994, the date of the Company's initial public offering.)

                       FISCAL YEAR END OPTION VALUES (1)

                        NUMBER OF SECURITIES UNDERLYING   VALUE OF UNEXERCISED IN-THE-MONEY
NAME                  UNEXERCISED OPTIONS AT DECEMBER 31, OPTIONS AT DECEMBER 31, 1996 (2)
----                    1996 EXERCISABLE/UNEXERCISABLE        EXERCISABLE/UNEXERCISABLE
                      ----------------------------------- ---------------------------------
Clarence M. McAninch               0/25,000                           0/56,250
Bradford C. Bowman               13,333/26,667                     83,331/166,669
Paul A. McGrath                  7,000/25,000                      29,750/113,000
Richard M. Ubinger               10,000/30,000                     44,375/136,875

-----------------
(1) No Options were exercised in 1997.

(2) Represents the value of the shares of Common Stock underlying options in which the market value as of December 31, 1997 ($14.50 per share) was more than the exercise price.

EMPLOYMENT AGREEMENTS

In August 1994, each of Clarence M. McAninch and Daniel J. DeCola, Sr., entered into a four-year employment agreement with the Company for the position of President and Chief Executive Officer, in the case of Mr. McAninch, and Vice President, Operations, in the case of Mr. DeCola. Mr. McAninch's and Mr. DeCola's employment agreements, as amended, provide for a base annual salary of $192,000 and $134,000, respectively, which may be increased annually at the discretion of the Board of Directors, as well as a customary benefits package. At the Company's option, the term of each of Messrs. McAninch's and DeCola's employment agreement may be extended for one additional year. Each of the employment agreements of Messrs. McAninch and DeCola prohibits either employee from (i) competing with the Company for one year following his termination of employment with the Company and (ii) disclosing confidential information or trade secrets in any unauthorized manner. The Company has a key man life insurance policy in effect, of which the Company is the sole beneficiary, on the life of Mr. McAninch providing $2.0 million in coverage.

On October 15, 1996, Bradford C. Bowman accepted employment with the Company for the position of Chief Operating Officer. Mr. Bowman's offer of employment provided: $175,000 base annual salary, 40,000 stock options at time of employment, and certain other customary benefits. Mr. Bowman resigned from the Company by letter dated January 14, 1998. On March 3, 1998, Mr. Bowman exercised his option to purchase 13,333 shares of the Company's Common Stock.

On January 1, 1998 each of Paul A. McGrath and Richard M. Ubinger, entered into a one-year employment agreement with the Company for the positions of Director, Employee Relations, General Counsel and Secretary, in the case of Mr. McGrath, and Chief Financial Officer and Treasurer, in the case of Mr. Ubinger. Mr. McGrath's and Mr. Ubinger's employment agreements provide for a base annual salary of $81,375 and $108,200, respectively, which may be increased at least annually at the discretion of the Board of Directors, the Compensation Committee or the President of the Company. At the Company's option, the term of each of Messrs. McGrath's and Ubinger's employment may be extended annually for one additional year. Mr. McGrath and Mr. Ubinger may be eligible for an amount equal to one year base salary upon change of control of the company.

                       REPORT ON EXECUTIVE COMPENSATION

INTRODUCTION

The Compensation Committee of the Board of Directors (the "Committee") is composed of Messrs. Toledano (Chairman), Dunn, Keane, McAninch, and Wise, all of which are Directors of the Company. The Committee is responsible for the establishment and oversight of the Company's executive compensation programs. The following report of the Committee discusses generally the Company's executive compensation objectives and policies and their relationship to the Company's performance in 1997.

EXECUTIVE COMPENSATION PHILOSOPHY AND OBJECTIVES

The Company's executive compensation programs are designed to attract, retain and motivate highly effective executives and to reward sustained corporate and individual performance with an appropriate base annual salary and incentive compensation. The Company seeks to increase management ownership of the Company and to link executive compensation with stockholder value, achievement of business objectives and corporate profitability. Each year, the Committee conducts a review of the Company's executive compensation programs for appropriateness and competitiveness.

The Company's compensation philosophy is to compensate its executive officers at market-competitive levels for achieving planned performance. Market comparisons are made to general industry norms, and a select group of metals companies, and other capital-intensive companies that are approximately the same size as the Company. More emphasis is placed on general industry than the metals and other capital-intensive industry norms.

COMPENSATION PROGRAM COMPONENTS

Consistent with the Company's executive compensation objectives, the Company's compensation for its senior management, including Mr. McAninch, the Company's Chief Executive Officer, consists of three components: an annual base salary, annual incentive awards and long-term incentive awards. During the year ended December 31, 1997, and currently, the Company's compensation of its senior executives consisted of cash bonuses, tied to executive performance, position level and/or continuing employment, and ownership of the Company's Common Stock. The Company encourages stock ownership to create in management a true ownership point of view and further to align executive and stockholder interests. Executives have received, or are currently eligible to receive, stock option awards based on their individual performances.

Annual Base Salary. Base salaries for executive officers are determined with reference to a salary range for each position. Salary ranges are determined by evaluating a particular employee's position and comparing it with what are believed to be representative prevailing norms for similar positions in similarly sized companies. Within this salary range, an executive's initial salary level is determined largely through Committee judgment, based on the experience of its members. Salaries are set at a level to attract, retain and motivate superior executives. The Committee determines annual salary adjustments based on the Company's performance, the individual executive's contribution to that performance, prevailing industry norms and the Committee members' knowledge and experience. Other than Messrs. McAninch, DeCola and Ubinger, no officer or employee of the Company is currently receiving an annual base compensation in excess of $100,000.

Annual Incentive Awards. The executive officers are eligible to receive an annual bonus that is intended to provide additional compensation for significant and outstanding achievement during the past year. Messrs. McAninch, DeCola, McGrath and Ubinger may be eligible for a performance-based annual bonus, in each case up to a maximum amount that equals the executive's base annual salary.

Long-term Incentive Awards. Long-term incentive compensation is provided by the grant of options to purchase shares of Common Stock of the Company under the 1994 Plan. In considering the awards, the Committee takes into account such factors as prevailing norms for the ratio of options outstanding to total shares outstanding, the effect on maximizing long-term stockholder value, and vesting and expiration dates of each executive's outstanding options.

OTHER

Section 162(m) of the Internal Revenue Code of 1986, as amended ("the Code") limits the annual deduction that a publicly-held corporation may take for certain types of compensation paid or accrued with respect to certain executives to $1 million per year per executive, for taxable years beginning after December 31, 1993. The Compensation Committee has determined that it is unlikely that it would require the Company to pay any amounts in 1997 that would result in the loss of a federal income tax deduction under Section 162(m) of the Code, and accordingly, has not recommended that any special actions be taken or plans or programs be revised at this time in light of such tax law provision.

THE COMPENSATION COMMITTEE
Udi Toledano (Chairman)
Douglas M. Dunn
George F. Keane
Clarence M. McAninch
D. Leonard Wise

PERFORMANCE MEASUREMENT COMPARISON*

Rules and regulations of the Securities and Exchange Commission (the "SEC") require the presentation of a line graph since the Common Stock has been registered under Section 12 of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act") comparing the yearly percentage change in the Company's cumulative stockholder return to (i) the cumulative total return of a broad market equity index and (ii) the cumulative return of either a published industry index or a self-constructed group of peer issuers that the Company believes is relevant to a comparative understanding of its performance.

The peer group selected by the Company includes the following companies:
Allegheny Teledyne, Inc., Carpenter Technology Corp., J&L Specialty Steel, Inc., Republic Engineered Steel, Inc., Armco Inc., and The Timken Company (collectively, the "Peer Group").

The Peer Group consists of a number of publicly-traded companies that have some similarity to the Company. In particular, the Peer Group companies are all involved in the distribution and/or manufacture of specialty metal products in the United States, and each Peer Group company has a division or unit that competes with the Company. The operating results of members of the Peer Group are generally readily available to the public.

                  UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.
                               PERFORMANCE GRAPH


                             [GRAPH APPEARS HERE]
                  COMPARISON OF FIVE YEAR CUMULATIVE RETURN
                      AMONG UNIVERSAL STAINLESS & ALLOY,
                      NASDAQ MARKET INDEX AND PEER GROUP

                            UNIVERSAL            NASDAQ
Measurement period          STAINLESS            MARKET              PEER
(Fiscal year Covered)        & ALLOY             INDEX               GROUP
---------------------        --------            -------             -------
Measurement PT - 12/14/94    $100.00             $100.00             $100.00
FYE 12/31/94                 $109.09             $100.09             $105.94
FYE 12/31/95                 $125.79             $129.83             $115.29
FYE 12/31/96                 $106.06             $161.33             $106.06
FYE 12/31/97                 $175.76             $197.34             $136.29


-----------------

* The material in this graph is not "solicitation material", is not deemed filed with the SEC, and is not incorporated by reference in any filing of the Company under the United States Securities Act of 1933, as amended or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any filing. The information in the graph has been provided by Media General Financial services.

                                PROPOSAL NO. 2
                    RATIFICATION OF APPOINTMENT OF AUDITORS

The Board of Directors, upon recommendation of the Audit Committee, has selected Price Waterhouse LLP as the Company's independent auditors for the year ending December 31, 1998, and has directed that the selection of the independent auditors be submitted for ratification by the stockholders at the Annual Meeting.

Price Waterhouse LLP has served as the Company's independent auditors since July 1994. No consultations on accounting or reporting matters were made with Price Waterhouse LLP prior to their engagement, nor was Price Waterhouse LLP retained subject to their opinion on any accounting or reporting matter.

Stockholder ratification of the selection of Price Waterhouse LLP as the Company's independent auditors is not required by the Company's By-laws or otherwise. However, the Board of Directors is submitting the selection of Price Waterhouse LLP to the stockholders for ratification as a matter of what it considers to be good corporate practice. If the stockholders fail to ratify the selection, the Board of Directors will consider whether or not to retain that firm. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors determines that such a change would be in the best interests of the Company and its stockholders.

Representatives of Price Waterhouse LLP are expected to be present at the Annual Meeting to respond to stockholder questions and will have an opportunity to address the meeting if they so desire.

 THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF
         PRICE WATERHOUSE LLP AS INDEPENDENT AUDITORS OF THE COMPANY.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires certain officers of the Company and its Directors, and persons who beneficially own more than 10% of any registered class of the Company's equity securities, to file reports of ownership in such securities and changes in ownership with the SEC, the NASDAQ Stock Market and the Company.

Based solely upon the Company's review of the reports and representations provided to it by persons required to file reports under Section 16(a), the Company believes that during 1997, all of the Section 16(a) filing requirements applicable to the Company's reporting officers, Directors and greater than 10% beneficial owners were properly and timely satisfied.

                             STOCKHOLDER PROPOSALS

The eligibility of stockholders to submit proposals, the proper subjects of stockholder proposals and the form of stockholder proposals are regulated by Rule 14a-8 of the Exchange Act. In accordance with applicable federal securities law, stockholder proposals intended for presentation at the 1999 Annual Meeting of Stockholders must be received by the Company at 600 Mayer Street, Bridgeville, Pennsylvania 15017, no later than December 15, 1998, if such proposals are to be considered for inclusion in the Company's proxy statement and form of proxy relating to the 1999 Annual Meeting of Stockholders. Each proposal submitted should include the full and correct name and address of the stockholder(s) making the proposal, the number of shares beneficially owned and the date of their acquisition. If beneficial ownership is claimed, proof thereof should also be submitted with the proposal. The stockholder or his or her representative must appear in person at the Annual Meeting and must present the proposal, unless he or she can show good reason for not doing so.

                                 OTHER MATTERS

The Board of Directors and management know of no matters to be presented at the Annual Meeting other than those set forth in this Proxy Statement. However, if any other business is properly brought before the meeting or any adjournment thereof, the proxy holders will vote in regard thereto in accordance with their best judgment, insofar as such proxies are not limited to the contrary.

By Order of the Board of Directors,

/s/ Paul A. McGrath

Paul A. McGrath
Director Employee Relations, General Counsel and Secretary

Bridgeville, Pennsylvania
April 15, 1998

PROXY              UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.              PROXY

    THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING
                   OF STOCKHOLDERS TO BE HELD ON MAY 20, 1998

  The undersigned hereby appoints Clarence M. McAninch and D. Leonard Wise, and each of them, with full power of substitution, proxies to vote all shares of common stock, $.001 par value, of Universal Stainless & Alloy Products, Inc., a Delaware corporation (the "Company"), for which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Southpointe Golf Club, Canonsburg, Pennsylvania 15317, on May 20, 1998, at 10:00 a.m., local time, and at any and all adjournments or postponements thereof.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE. YOU MAY REVOKE THIS PROXY AT ANY TIME BY FOWARDING TO THE COMPANY A SUBSEQUENTLY DATED PROXY RECEIVED BY THE COMPANY PRIOR TO THE TAKING OF A VOTE ON THE MATTERS HEREIN.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS VOTES "FOR" EACH OF THE
FOLLOWING:

1. Election of the following nominees as Directors: Douglas M. Dunn, George F. Keane, Clarence M. McAninch, Udi Toledano, D. Leonard Wise

For all nominees  Withhold for all nominees

[_]               [_]

                                     Withhold for the following only: (Write the names of the nominee(s) in the space below)

                                     __________________________________________

2.  Approval of Price Waterhouse LLP as Independent Accountants.

    FOR   [_]                  AGAINST   [_]                ABSTAIN   [_]

   THIS PROXY IS CONTINUED ON THE REVERSE SIDE. PLEASE DATE, SIGN AND RETURN
                                   PROMPTLY.

3. OTHER MATTERS: Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting or any adjournment or postponement thereof.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND THE PROXY STATEMENT FURNISHED HEREWITH.

                                              Note: Please print and sign your
                                              name exactly as it appears
                                              hereon. When signing as
                                              attorney, agent, executor,
                                              administrator, trustee, guardian
                                              or corporate officer, please
                                              give full title as such. Each
                                              joint owner should sign the
                                              Proxy. If a corporation, please
                                              sign as full corporate name by
                                              president or authorized officer.
                                              If a partnership, please sign in
                                              partnership name by authorized
                                              person.

                                              Date                       , 1998
                                                  -----------------------

                                              ---------------------------------
                                              Signature (title, if any)

                                              ---------------------------------
                                              Signature (if held jointly)

 THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED, AND
           IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED, WILL BE
 VOTED FOR THE ELECTION OF THE NAMED NOMINEES AND APPROVAL OF THE PROPOSALS SET
           FORTH IN THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS.